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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 16, 2010

TROPICANA ENTERTAINMENT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-53831 (Commission File Number)	27-0540158 (IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 589-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant's Certifying Accountant.

        As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the "Audit Committee") of Tropicana Entertainment Inc. (the "Company"), on June 16, 2010, the Audit Committee approved the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's new independent registered public accounting firm, subject to clearance of Grant Thornton's "Client Acceptance" process and certain regulatory approval, and dismissed Ernst & Young LLP ("E&Y") from its role as the Company's independent registered public accounting firm.

        The Company was formed on May 11, 2009 to acquire certain assets of Tropicana Entertainment Holdings, LLC ("TEH"), and certain of its subsidiaries pursuant to their plan of reorganization under Chapter 11 of Title 11 of the United States Code. The Company also acquired Columbia Properties Vicksburg, LLC, JMBS Casino, LLC and CP Laughlin Realty, LLC, all of whom were part of the same plan of reorganization as TEH (collectively, the "Predecessors"). Prior to March 8, 2010 (the "Effective Date"), the Company conducted no business, other than in connection with the reorganization of the Predecessors and the acquisition of the Tropicana Casino and Resort, Atlantic City, and had no material assets or liabilities.

        E&Y served as the Predecessors' independent registered public accounting firm in connection with the audit of the financial statements of each of the Predecessors for the fiscal years ended December 31, 2009 and December 31, 2008. In addition, E&Y served as the Company's independent registered public accounting firm since its formation.

        On August 13, 2009, except for Note 16 and Note 20, as to which the date is November 6, 2009, E&Y issued an audit report on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of Tropicana Entertainment Holdings, LLC (the "TEH Report"). On November 6, 2009, E&Y issued audit reports on the financial statements as of December 31, 2008 and 2007, and for each of the three years ended in the period ended December 31, 2008 of each of Columbia Properties Vicksburg, LLC and JMBS Casino, LLC (the "Form 10 Reports"). On March 31, 2010, E&Y issued audit reports on the financial statements as of December 31, 2009 and 2008, and for each of the three years ended in the period ended December 31, 2009 of each of the Predecessors (such reports, together with the TEH Report and the Form 10 Reports, the "Predecessor Reports"). The Predecessor Reports contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for doubts regarding the Company as successor to the Predecessors and each of the Predecessors' ability to continue as a going concern due to the bankruptcy and reorganization of the Predecessors and references to fresh start reporting, and a paragraph contained in the TEH Report regarding the Company's adoption of certain provisions of Statement of Financial Accounting Standards No. 160 in connection with the reclassification of a subsidiary.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, there have been no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of E&Y would have caused E&Y to make reference thereto in its reports on the financial statements of the Company for such years. There were no "reportable events" as that term is described in Item 304(a)(1)(v) of Regulation S-K within the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, except E&Y identified the Predecessors' failure to maintain effective internal control over financial reporting as of December 31, 2008 as a material weakness in the Company's internal controls over financial reporting for the year ended December 31, 2008. The

Company's Audit Committee discussed the reportable event with E&Y and the Company authorized E&Y to respond fully to inquires of the successor accountant concerning the reportable event pursuant to Item 304(a)(1)(v) of Regulation S-K.

        The Company provided E&Y with a copy of the foregoing disclosures and requested E&Y to furnish it with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. A copy of E&Y's letter will be filed as an amendment to this Current Report on Form 8-K promptly after it becomes available.

        During the Predecessors' two most recent fiscal years, the subsequent accounting period of each of the Predecessors up to the Effective Date, and the subsequent accounting period of the Company from the Effective Date and through June 16, 2010, neither the Company nor anyone on the Company's behalf consulted Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events referred to in Item 304(a)(2)(i) and (ii) of Regulation S-K.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.
Date: June 22, 2010
	By:	/s/ SCOTT C. BUTERA
	Name:	Scott C. Butera
	Title:	President and Chief Executive Officer

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  Item 4.01 Changes in Registrant's Certifying Accountant.
SIGNATURES